Subsidiaries of the Registrant


Parent
------

Community First Bancorp, Inc.


                                            State or Other
                                            Jurisdiction of      Percentage
Subsidiaries                                 Incorporation       Ownership
------------                                 -------------       ---------

Community First Bank                         United States         100%